Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257191) of Codex DNA, Inc. of our report dated March 23, 2022, relating to the consolidated financial statements, which appears in this Annual Report on Form 10‑K.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 23, 2022

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S8 (File No. 333-257191) of our report dated March 16, 2021 (June 14, 2021, as to the effects of the reverse stock split discussed in Note 18) relating to the consolidated financial statements of Codex DNA, Inc. for the year ended December 31, 2020, which appears in this Annual Report on Form 10‑K.

/s/ OUM & CO. LLP

San Francisco, California
March 23, 2022